UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

                                    FORM 8-K

                Current Report Pursuant to Section 13 or 15(d) of
                       the Securities Exchange Act of 1934

         Date of Report (Date of earliest event reported): May 30, 2007

                         SunCom Wireless Holdings, Inc.
             (Exact name of registrant as specified in its charter)

   Delaware                        1-15325                  23-2974475
(State or other                 (Commission              (I.R.S. Employer
jurisdiction of                  File Number)          Identification No.)
incorporation)

                                1100 Cassatt Road
                              Berwyn, Pennsylvania
                                      19312
          (Address Of Principal Executive Offices, Including Zip Code)

                                 (610) 651-5900
              (Registrant's Telephone Number, Including Area Code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:


o Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)


o Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)


o Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))


o Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))


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Item 5.02.  Departure of Directors or Certain Officers; Election of Directors;
Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.


On May 30, 2007, our board of directors appointed Jerry V. Elliott and
Gustavo A. Prilick as directors to fill two vacancies on our board of directors. Messrs. Elliott and Prilick were nominated for consideration by Highland Capital Management, L.P. and DiMaio Ahmad Capital LLC pursuant to the terms of that certain exchange agreement, dated January 31, 2007 and amended on May 15, 2007, by and among us, SunCom Wireless Investment Company LLC, SunCom Wireless, Inc. ("SunCom Wireless"), and certain holders of SunCom Wireless' 9 3/8% senior subordinated notes due 2011 and its 8 3/4% senior subordinated notes due 2011.

On May 30, 2007, our board of directors also named Scott I. Anderson, Mr. Elliott and James J. Volk as our audit committee, G. Edward Evans, Patrick H. Daugherty and Karim Samii as our compensation committee, and Mr. Prilick, Niles
K. Chura, and Joseph Thornton as our nominating/corporate governance committee.

Mr. Elliott (Class II director - term expires in 2007) served as the chief executive officer, president and a director of Global Signal Inc., a publicly traded real estate investment trust that rents tower space to wireless carriers, from April 2006 until it was acquired by Crown Castle International in January 2007. From December 2005 to April 2006, Mr. Elliott served as president of Citizens Communications Company, a provider of communication services to rural areas and small to medium-sized towns. He served as chief financial officer of Citizens Communications from February 2002 to November 2005 and as a director from September 2004 until April 2006. Prior to holding these positions, Mr. Elliott was a managing director for media and communications in Morgan Stanley's investment banking group, a partner at the law firm of Shearman & Sterling LLP and an accountant at Arthur Andersen LLP. Mr. Elliott has been a director of Idearc Inc. since December 2006. Mr. Elliott received a B.B.A. in Accounting and Finance and a J.D. from Baylor University and an L.L.M. in Taxation from New York University School of Law.

Mr. Prilick (Class III director - term expires in 2008) has been a partner at the South America Fund, a private equity fund, since July 2003. From November 2006 to May 2003, Mr. Prilick served as the chief operating officer of Millicom International Cellular S.A., an international prepaid cellular telephony services provider. Prior to holding these positions, Mr. Prilick served as chief executive officer of CTI Movil, a GTE-led wireless communications venture in Argentina, and in management positions with Oracle Corporation, Altos Computer Systems, Hewlett-Packard and Apple Computer. Mr. Prilick received his MBA at Stanford University and a degree in electronic engineering at the University of Buenos Aires.

In the past, we have sold towers to Global Signal and now lease-back the space on those towers from Global Signal (now Crown Castle International).
In 2006, we paid Global Signal $4.4 million in aggregate lease payments.

                                    SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.


                                     SUNCOM WIRELESS HOLDINGS, INC.

Date:  June 1, 2007                  By:/s/ Eric Haskell
                                        -----------------------------------
                                        Eric Haskell
                                        Executive Vice President and
                                        Chief Financial Officer